Houlihan Lokey Reports First Quarter Fiscal 2024 Financial Results

– First Quarter Fiscal 2024 Revenues of $416 million –
– First Quarter Fiscal 2024 Diluted EPS of $0.90 –
– Adjusted First Quarter Fiscal 2024 Diluted EPS of $0.89 –
– Announces Dividend of $0.55 per Share for Second Quarter Fiscal 2024 –

LOS ANGELES and NEW YORK - July 27, 2023 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its first quarter ended June 30, 2023. For the first quarter ended June 30, 2023, revenues were $416 million, compared with $419 million for the first quarter ended June 30, 2022.
Net income was $61 million, or $0.90 per diluted share, for the first quarter ended June 30, 2023, compared with $71 million, or $1.03 per diluted share, for the first quarter ended June 30, 2022. Adjusted net income for the first quarter ended June 30, 2023 was $62 million, or $0.89 per diluted share, compared with $76 million, or $1.10 per diluted share, for the first quarter ended June 30, 2022.
“Our first quarter fiscal 2024 continued to see strength in financial restructuring and softness in the M&A market. This is the 6th quarter in a row with these market dynamics. However, recently we have started to see improvements in the M&A environment and are hopeful that this momentum remains for the foreseeable future. We have continued to invest heavily in our people and our infrastructure for the last 18 months in anticipation of improved market conditions, and we believe we are well positioned to capitalize when they occur.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended June 30,
	2023	2022
Revenues by segment
Corporate Finance	$227,051	$263,951
Financial Restructuring	123,368	78,838
Financial and Valuation Advisory	65,410	75,855
Revenues	$415,829	$418,644
Operating expenses:
Employee compensation and benefits	$263,483	$265,735
Non-compensation expenses	78,999	75,339
Operating income	73,347	77,570
Other (income)/expense, net	(3,005)	1,749
Income before provision for income taxes	76,352	75,821
Provision for income taxes	14,962	5,039
Net income	$61,390	$70,782

Diluted earnings per share attributable to Houlihan Lokey, Inc.	$0.90	$1.03

Revenues

For the first quarter ended June 30, 2023, revenues were $416 million, compared with $419 million for the first quarter ended June 30, 2022. For the first quarter ended June 30, 2023, Corporate Finance (“CF”) revenues decreased (14)%, Financial Restructuring (“FR”) revenues increased 56%, and Financial and Valuation Advisory (“FVA”) revenues decreased (14)% when compared with the first quarter ended June 30, 2022.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
Expenses:
Employee compensation and benefits	$263,483	$265,735	$255,733	$257,467
% of Revenues	63.4%	63.5%	61.5%	61.5%
Non-compensation	$78,999	$75,339	$75,644	$59,574
% of Revenues	19.0%	18.0%	18.2%	14.2%
Non-compensation per full time employee (1)	$30	$33	$29	$26
Provision for income taxes	$14,962	$5,039	$25,499	$25,205
% of Pre-tax income	19.6%	6.6%	29.2%	24.9%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.
(1)Calculated using the average full time employees at the beginning of the reporting period and the end of the reporting period.

Employee compensation and benefits expenses were $263 million for the first quarter ended June 30, 2023, compared with $266 million for the first quarter ended June 30, 2022. Adjusted employee compensation and benefits expenses were $256 million for the first quarter ended June 30, 2023, compared with $257 million for the first quarter ended June 30, 2022. This resulted in an adjusted compensation ratio of 61.5% for both the first quarter ended June 30, 2023 and June 30, 2022.

Non-compensation expenses were $79 million for the first quarter ended June 30, 2023, compared with $75 million for the first quarter ended June 30, 2022. Adjusted non-compensation expenses were $76 million for the first quarter ended June 30, 2023, compared with $60 million for the first quarter ended June 30, 2022. The increase in GAAP and adjusted non-compensation expenses was primarily a result of an increase in travel, meals, and entertainment expenses and an increase in rent expense.

The provision for income taxes was $15 million, representing an effective tax rate of 19.6% for the first quarter ended June 30, 2023, compared with $5 million, representing an effective tax rate of 6.6% for the first quarter ended June 30, 2022. The increase in the Company’s GAAP tax rate during the first quarter ended June 30, 2023, relative to the same period in 2022, was primarily a result of the release of the provision for an uncertain tax position as a result of the successful closure of a state audit, that occurred during the first quarter ended June 30, 2022 and did not repeat in the first quarter ended June 30, 2023. The adjusted provision for income taxes was $25 million, representing an adjusted effective tax rate of 29.2% for the first quarter ended June 30, 2023, compared with $25 million, representing an adjusted effective tax rate of 24.9% for the first quarter ended June 30, 2022.

Segment Reporting for the First Quarter

Corporate Finance
CF revenues were $227 million for the first quarter ended June 30, 2023, compared with $264 million for the first quarter ended June 30, 2022, representing a decrease of (14)%. Revenues decreased primarily due to a decrease in the number of closed transactions, which was driven by softness in the M&A markets.

	Three Months Ended June 30,
($ in thousands)	2023	2022
Corporate Finance
Revenues	$227,051	$263,951
# of Managing Directors	225	217
# of Closed transactions (1)	95	124

Financial Restructuring
FR revenues increased 56% to $123 million for the first quarter ended June 30, 2023, compared with $79 million for the first quarter ended June 30, 2022. Revenues increased primarily due to a significant increase in the number of closed transactions, which was driven by favorable market conditions for restructuring transactions.

	Three Months Ended June 30,
($ in thousands)	2023	2022
Financial Restructuring
Revenues	$123,368	$78,838
# of Managing Directors	59	55
# of Closed transactions (1)	30	16

Financial and Valuation Advisory
FVA revenues decreased (14)% to $65 million for the first quarter ended June 30, 2023, compared with $76 million for the first quarter ended June 30, 2022. Revenues decreased primarily due to a decrease in the number of Fee Events. The decrease in the number of Fee Events was driven by softness in the M&A markets, which affected one or more of the service lines within our FVA business.

	Three Months Ended June 30,
($ in thousands)	2023	2022
Financial and Valuation Advisory
Revenues	$65,410	$75,855
# of Managing Directors	42	42
# of Fee Events (1)	786	876
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.
Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.55 per share of Class A and Class B common stock. The dividend will be payable on September 15, 2023, to stockholders of record as of the close of business on September 1, 2023.

As of June 30, 2023, the Company had $490 million of cash and cash equivalents and investment securities, and $58 million of other liabilities.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, July 27, 2023, to discuss its first quarter fiscal 2024 results. The number to call is 1-877-407-4018 (domestic) or 1-201-689-8471 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from July 27, 2023 through August 3, 2023, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 13740130. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and financial and valuation advisory. The firm serves corporations, institutions, and governments worldwide with offices in the Americas, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 investment bank for global M&A transactions under $1 billion, the No. 1 M&A advisor for the past eight consecutive years in the U.S., the No. 1 global restructuring advisor for the past nine consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 25 years, all based on number of transactions and according to data provided by Refinitiv.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheets (Unaudited)
Condensed Consolidated Statements of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	June 30, 2023	March 31, 2023
Assets
Cash and cash equivalents	$456,116	$714,439
Restricted cash	373	373
Investment securities	33,860	37,309
Accounts receivable, net of allowance for credit losses	137,551	182,029
Unbilled work in process, net of allowance for credit losses	104,911	115,045
Income taxes receivable	15,964	17,693
Deferred income taxes	108,990	104,941
Property and equipment, net	101,151	88,345
Operating lease right-of-use assets	379,336	333,877
Goodwill	1,090,597	1,087,784
Other intangible assets, net	200,151	203,370
Other assets	77,821	83,609
Total assets	$2,706,821	$2,968,814

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$473,464	$765,877
Accounts payable and accrued expenses	91,100	113,421
Deferred income	39,442	40,695
Deferred income taxes	285	544
Operating lease liabilities	429,085	374,869
Other liabilities	58,392	60,111
Total liabilities	1,091,768	1,355,517

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 51,296,601 and 50,638,924 shares, respectively	51	51
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 18,035,565 and 18,048,345 shares, respectively	18	18
Additional paid-in capital	616,315	642,970
Retained earnings	1,058,509	1,033,072
Accumulated other comprehensive loss	(59,840)	(62,814)
Total stockholders’ equity	1,615,053	1,613,297
Total liabilities and stockholders’ equity	$2,706,821	$2,968,814

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2023	2022
Revenues	$415,829	$418,644
Operating expenses:
Employee compensation and benefits	263,483	265,735
Travel, meals, and entertainment	16,018	11,050
Rent	17,403	11,790
Depreciation and amortization	6,532	19,143
Information technology and communications	13,548	10,990
Professional fees	9,557	6,469
Other operating expenses	15,941	15,897
Total operating expenses	342,482	341,074
Operating income	73,347	77,570
Other (income)/expense, net	(3,005)	1,749
Income before provision for income taxes	76,352	75,821
Provision for income taxes	14,962	5,039
Net income	$61,390	$70,782

Weighted average shares of common stock outstanding:
Basic	63,806,156	63,277,596
Fully diluted	68,000,392	68,828,246
Earnings per share attributable to Houlihan Lokey, Inc.
Basic	$0.96	$1.12
Fully diluted	$0.90	$1.03

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2023	2022
Revenues	$415,829	$418,644

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$263,483	$265,735
Less: Acquisition related retention payments	(7,750)	(8,268)
Employee compensation and benefits expenses (adjusted)	255,733	257,467

Non-compensation expenses
Non-compensation expenses (GAAP)	$78,999	$75,339
Less: Acquisition amortization	(3,355)	(15,765)
Non-compensation expenses (adjusted)	75,644	59,574

Operating income
Operating income (GAAP)	$73,347	$77,570
Plus: Adjustments (1)	11,105	24,033
Operating income (adjusted)	84,452	101,603

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(3,005)	$1,749
Less: Warrant revaluation	—	(1,250)
Other (income)/expense, net (adjusted)	(3,005)	499

Provision for income taxes
Provision for income taxes (GAAP)	$14,962	$5,039
Plus: Impact of the excess tax benefit for stock vesting	7,299	8,102
Plus: Release of the provision for an uncertain tax position as a result of the successful closure of a state audit	—	5,762
Adjusted provision for income taxes	22,261	18,903
Plus: Resulting tax impact (2)	3,238	6,302
Provision for income taxes (adjusted)	25,499	25,205

Net income
Net income (GAAP)	$61,390	$70,782
Plus: Adjustments (3)	568	5,117
Net income (adjusted)	61,958	75,899

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	68,000,392	68,828,246
Plus: Impact of unvested GCA retention and deferred share awards	1,472,899	—
Fully diluted shares outstanding (adjusted)	69,473,291	68,828,246

Diluted EPS attributable to Houlihan Lokey, Inc. (GAAP)	$0.90	$1.03
Diluted EPS attributable to Houlihan Lokey, Inc. (adjusted)	$0.89	$1.10
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.